UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

USG Corporation

(Exact name of registrant as specified in its charter) Commission File Number: 1-8864
Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 436-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

On May 9, 2013, USG Corporation (the “Corporation”) filed an Amendment to its Restated Certificate of Incorporation (the “Protective Amendment”) with the Secretary of State of the State of Delaware that restricts certain transfers of the Corporation's common stock. The Protective Amendment is intended to protect the tax benefits of the Corporation's net operating loss carryforwards. Subject to certain limited exceptions, the Protective Amendment's transfer restrictions would restrict any person from transferring the Corporation's common stock (or any interest in the Corporation's common stock) if the transfer would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under Section 382 of the Internal Revenue Code of 1986, as amended) owning 4.9% or more of the Corporation's common stock. Any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee, and the purported transferee would not be recognized as the owner of the shares attempted to be owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of that common stock, or in the case of options, receiving the Corporation's common stock in respect of their exercise.

The foregoing description of the Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Protective Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information provided in response to Item 3.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Corporation held its 2013 annual meeting of stockholders on May 8, 2013. At the annual meeting, the stockholders considered four proposals, each of which is described in more detail in the Corporation's proxy statement for the meeting and the supplement to the proxy statement. The matters voted upon at the annual meeting and the results of the votes were as follows:

Proposal 1. Election of two directors for a three-year term to expire in 2016.

			BROKER
	FOR	WITHHOLD	NON-VOTES
Brian A. Kenney	71,999,471	5,907,526	19,282,168
Steven F. Leer	74,586,206	3,320,791	19,282,168

Proposal 2. Ratification of appointment of Deloitte & Touche LLP as the Corporation's independent registered public accountants for 2013.

FOR	AGAINST	ABSTAIN
96,190,602	819,488	179,074

Proposal 3. Approval of the Protective Amendment.

FOR	AGAINST	ABSTAIN
77,950,180	18,725,345	513,640

Proposal 4. Ratification, by advisory vote, of amendment to Rights Agreement to restrict certain transfers of common stock in order to protect the tax benefits of net operating loss carryforwards.

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
61,079,767	16,672,295	154,935	19,282,168

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1 - Amendment to Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: May 10, 2013	By:	/s/ Stanley L. Ferguson .
Stanley L. Ferguson
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Amendment to Restated Certificate of Incorporation